UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01	Entry into Material Definitive Agreement and

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 26, 2014, Prologis, Inc., a Maryland corporation (“Prologis”), Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into a First Amendment (the First Amendment”) to the Global Senior Credit Agreement (the “Credit Agreement”) dated as of July 11, 2013 among Prologis, the Operating Partnership, various affiliates of the Operating Partnership, various lenders and Bank of America, N.A., as Administrative Agent.

The First Amendment increased the commitments under the U.S. tranche of the Credit Agreement by $400,000,000 (to a total of $1,220,000,000) and under the Euro tranche of the Credit Agreement by €73,490,000 (to a total of €597,430,000). In addition, First Amendment (i) increases the cross-default and the judgment default thresholds from $50,000,000 to $100,000,000, (ii) permanently increases the maximum secured debt to total asset value ratio from 35% to 40% and (iii) adds certain provisions regarding anti-corruption laws.

The First Amendment has been included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment dated as of June 26, 2014 among Prologis, Inc., Prologis, L.P., various affiliates of Prologis, L.P., various lenders and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2014	PROLOGIS, INC.

	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel

Date: June 30, 2014	PROLOGIS, L.P. By: Prologis, Inc., its General Partner

	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel